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                           INDEPENDENT AUDITORS' CONSENT


Board of Directors
Maxim Pharmaceuticals, Inc.

We consent to incorporation by reference in the registration statement (No. 333-11375) on Form S-8, registration statement (No. 333-35669) on Form S-8, registration statement (No. 333-47695) on Form S-8, registration statement (No. 333-65011) on Form S-3, registration statement (No. 333-52403) on Form S-3, and registration statement (No. 333-4854-LA) on Form S-3 of Maxim Pharmaceuticals, Inc. of our report dated November 5, 1998, relating to the consolidated balance sheets of Maxim Pharmaceuticals, Inc. (a development stage company) of our report dated November 5, 1998, relating to the balance sheets of Maxim Pharmaceuticals, Inc. as of September 30, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1998, and from the period from inception (October 23, 1989) through September 30, 1998, which report appears in the September 30, 1998 annual report on Form 10-K of Maxim Pharmaceuticals, Inc.




/s/ KPMG PEAT MARWICK LLP

San Diego, California
December 28, 1998